UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN REALTY CAPITAL GLOBAL Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	35-2506937
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-196549

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

American Realty Capital Global Trust II, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.01 par value per share, by reference to the “Description of Securities” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on August 26, 2014 (Registration No. 333- 196549) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission (together, the “Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of American Realty Capital Global Trust II, Inc.(1)
3.2	By-laws of American Realty Capital Global Trust II, Inc.(2)
10.1	Distribution Reinvestment Plan(3)
10.2	Employee and Director Incentive Restricted Share Plan of the Registrant*

(1)	Incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2014.
(2)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2015.
(3)	Incorporated by reference to an appendix to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-208820) filed with the Securities and Exchange Commission on December 31, 2015.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 29th day of April, 2016.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

By:	/s/ Scott J. Bowman
Name:	Scott J. Bowman
Title:	Chief Executive Officer and President